Exhibit 10.12
Cortland Bancorp
Amended Split Dollar Agreement and Endorsement
     This Amended Split Dollar Agreement and Endorsement (this “Split Dollar Agreement”) is entered into as of December 18, 2007, by and between Cortland Bancorp, an Ohio corporation (the “Company”), and Jerry A. Carleton, a director of the Company (the “Director”). This Split Dollar Agreement shall append the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the Company and the Director.
     Whereas, to encourage the Director to remain a director of the Company, the Company entered into a Split Dollar Agreement and Endorsement dated as of July 26, 2005 with the Director, giving the Director the right to designate the beneficiary of death proceeds in the amount of $100,000 from a life insurance policy on the Director’s life, and
     Whereas, the Company and the Director intend that this Split Dollar Agreement shall amend and restate in its entirety the July 26, 2005 Split Dollar Agreement and Endorsement.
     Now Therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
Article 1
General Definitions
     Capitalized terms not otherwise defined in this Split Dollar Agreement shall have the same meaning as defined in the Amended Director Retirement Agreement between the Company and the Director dated as of the date hereof, as the same may be amended. The following terms shall have the meanings specified.
     1.1 “Administrator” means the administrator described in Article 7.
     1.2 “Director’s Interest” means the benefit set forth in section 2.2.
     1.3 “Insured” means the Director.
     1.4 “Insurer” means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Agreement.
     1.5 “Policy” means the specific life insurance policy or policies issued by the Insurer.
     1.6 “Split Dollar Policy Endorsement” means the form required by the Administrator or the Insurer to indicate the Director’s interest, if any, in a Policy on the Director’s life.
Article 2
Policy Ownership/Interests
     2.1 Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the beneficiary of any death proceeds remaining after the Director’s interest is paid under section 2.2 below.
     2.2 Death Benefit. Provided the Policy is not cancelled, surrendered, terminated, or allowed to lapse, at the Director’s death the Director’s beneficiary designated in accordance with the Split Dollar Policy

Endorsement shall be entitled to death proceeds in the amount of $100,000 (the “Director’s Interest”). The Director shall have the right to designate the beneficiary of the Director’s Interest.
     2.3 Option to Purchase. The Company shall not sell, surrender, or transfer ownership of the Policy while this Split Dollar Agreement is in effect unless the Company first gives the Director or the Director’s transferee a right of first refusal to purchase the Policy. The option to purchase the Policy shall lapse if not exercised within 60 days after the date the Company gives written notice of the Company’s intention to sell, surrender, or transfer ownership of the Policy. The purchase price shall be an amount equal to the Policy cash surrender value. This provision shall not impair the Company’s right to terminate this Split Dollar Agreement.
     2.4 Comparable Coverage. The Company shall maintain the Policy in full force and effect. The Company may not amend, terminate, or otherwise abrogate the Director’s interest in the Policy unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and executes a new split dollar agreement and endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to claims of the Company’s creditors.
     2.5 Internal Revenue Code Section 1035 Exchanges. The Director recognizes and agrees that the Company may after this Split Dollar Agreement is adopted wish to exchange the Policy of life insurance on the Director’s life for another contract of life insurance insuring the Director’s life. Provided that the Policy is replaced or intended to be replaced with a comparable policy of life insurance, the Director agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer.
Article 3
Premiums
     3.1 Premium Payment. The Company shall pay any premiums due on the Policy.
     3.2 Economic Benefit. The Company shall determine the economic benefit attributable to the Director based on the life insurance premium factor for the Director’s age multiplied by the aggregate death benefit payable to the Director’s Beneficiary. The life insurance premium factor is the minimum amount required to be imputed under Internal Revenue Service Regulations, section 1.61-22(d)(3)(ii), or any subsequent applicable authority. The Company shall impute the economic benefit to the Director on an annual basis by adding the economic benefit to the Director’s Form W-2 or, if applicable, Form 1099.
Article 4
Assignment
     The Director may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity or trust. If the Director transfers all of the Director’s interest in the Policy, then all of the Director’s interest in the Policy and in the Split Dollar Agreement shall be vested in the Director’s transferee, who shall be substituted as a party hereunder, and the Director shall have no further interest in the Policy or in this Split Dollar Agreement.
Article 5
Insurer
     The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.
Article 6
Claims Procedure
     6.1 Claims Procedure. The Company shall notify any person or entity making a claim under this Split Dollar Agreement (the “Claimant”) in writing, within 90 days of Claimant’s written application for benefits, of his or her eligibility or ineligibility for benefits under this Split Dollar Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (w) the specific reasons for denial, (x) a specific reference to the provisions of this Split Dollar Agreement on which the denial is based, (y) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (z) an explanation of this Split Dollar Agreement’s claims review procedure and other appropriate information concerning the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.
     6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have its claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. The petition shall state the specific reasons the Claimant believes it is entitled to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present its position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of the Company’s decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant, and the specific provisions of this Split Dollar Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.
Article 7
Administration of Agreement
     7.1 Plan Administrator Duties. This Split Dollar Agreement shall be administered by a Plan Administrator consisting of the Company’s board of directors or such committee or person(s) as the board shall appoint. The Director may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Split Dollar Agreement, as may arise in connection with this Split Dollar Agreement.
     7.2 Agents. In the administration of this Split Dollar Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.
     7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator about any question arising out of the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Split Dollar Agreement. No Director or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.
     7.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Split Dollar Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.
     7.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.
Article 8
Miscellaneous
     8.1 Amendment and Termination. This Split Dollar Agreement may be amended solely by a written agreement signed by the Company and by the Director. This Split Dollar Agreement shall terminate if the Amended Director Retirement Agreement terminates under Article 5 of the Amended Director Retirement Agreement.
     8.2 Binding Effect. This Split Dollar Agreement shall bind the Director and the Company and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.
     8.3 No Guarantee of Service. This Split Dollar Agreement is not a service policy or contract. It does not give the Director the right to remain a director of the Company nor does it interfere with the right of the Company’s stockholders not to re-elect the Director or the right of stockholders or the board to remove an individual as a director of the Company. This Split Dollar Agreement also does not require the Director to remain a director or interfere with the Director’s right to terminate service at any time.
     8.4 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.
     8.5 Entire Agreement. This Split Dollar Agreement constitutes the entire agreement between the Company and the Director concerning the subject matter. No rights are granted to the Director under this Split Dollar Agreement other than those specifically set forth. This Split Dollar Agreement amends and restates in its entirety the Split Dollar Agreement and Endorsement entered into by the Company and the Director as of July 26, 2005.
     8.6 Severability. If any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Split Dollar Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and the remainder of such provision, together with all other provisions of this Split Dollar Agreement, shall continue in full force and effect to the full extent consistent with law.

     8.7 Captions and Counterparts. Captions and section headings in this Split Dollar Agreement are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement. This Split Dollar Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     8.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to the Company, notice shall be given to the board of directors, Cortland Bancorp, 194 W. Main Street, P.O. Box 98, Cortland, Ohio 44410-1466, or to such other or additional person or persons as the Company shall have designated to the Director in writing. If to the Director, notice shall be given to the Director at the address of the Director appearing on the Company’s records, or to such other or additional person or persons as the Director shall have designated to the Company in writing.
     In Witness Whereof, the Director and a duly authorized Company officer have executed this Amended Split Dollar Agreement and Endorsement as of the date first written above.

Director	Cortland Bancorp

Jerry A. Carleton	By:

Title:

     Agreement to Cooperate with Insurance Underwriting Incident to Internal Revenue Code section 1035 Exchange
     I acknowledge that I have read the Amended Split Dollar Agreement and Endorsement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.5 of the Amended Split Dollar Agreement and Endorsement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this Amended Split Dollar Agreement and Endorsement.

Witness	Jerry A. Carleton

Split Dollar Policy Endorsement
Insured: Jerry A. Carleton
Insurer: Midland National Life Insurance Company
Policy No. 688313
     Pursuant to the terms of the Cortland Bancorp Amended Split Dollar Agreement and Endorsement dated as of December 18, 2007, the undersigned Owner requests that the above-referenced policy issued by the Insurer provides for the following beneficiary designation and limited contract ownership rights to the Insured:
     1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.
     2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:
Primary Beneficiary, Relationship/Social Security Number
Contingent Beneficiary, Relationship/Social Security Number
The exclusive rights to change the beneficiary for the proceeds payable under this paragraph and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.
     3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.
     4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.
     The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.
     Signed at                                        , Ohio this                      day of                                         , 200                    .

Insured:	Owner:
Cortland Bancorp

Jerry A. Carleton	By:

Its: